UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
   _______________________________
FORM 8-K
  _______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2020
  _______________________________
Hi-Crush Inc.
(Exact name of registrant as specified in its charter)
   _______________________________

Delaware	001-35630	90-0840530
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1330 Post Oak Blvd., Suite 600
Houston, Texas 77056
(Address of Principal Executive Offices and Zip Code)
(713) 980-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	HCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangements of a Registrant

On March 22, 2020, Hi-Crush Inc. (the "Company") had $46.0 million in availability under its senior secured revolving credit facility (the "ABL Credit Facility"), based upon a $67.0 million borrowing base, net of $21.0 million in letter of credit commitments outstanding. The ABL Credit Facility is governed by the Credit Agreement, dated as of August 1, 2018 (the "ABL Credit Agreement"), by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and an issuing lender, and the other lenders from time to time party thereto. The ABL Credit Agreement is described in, and filed as Exhibit 10.1 to, the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 2, 2018.

On March 23, 2020, the Company borrowed a total of $25.0 million under the ABL Credit Facility (the "Borrowing"), leaving a total of $21.0 million in remaining availability after taking into account the Borrowing. The ABL Credit Facility bears interest at a rate equal to, at the Company’s option, either (1) a base rate plus an applicable margin ranging between 0.75% per annum and 1.50% per annum, based upon the Company’s leverage ratio, or (2) a LIBOR rate plus an applicable margin ranging between 1.75% per annum and 2.50% per annum, based upon the Company’s leverage ratio. Based on the Company’s current leverage ratio, the current weighted average interest rate for all borrowings under the ABL Credit Facility is 4.75%.

The Company effected the Borrowing as a precautionary measure due to the challenging business environment and uncertainties caused by or relating to the outbreak of the COVID-19 virus worldwide, the recent and persisting decline in the price of oil and natural gas as a result of actions taken by the Organization of the Petroleum Exporting Countries (OPEC) and other factors, which negatively affect the level of United States oil and gas production activity and therefore the demand for our products and services, as well as global volatility in the capital and commodities markets generally. The proceeds from the Borrowing are currently being held on the Company's balance sheet, resulting in approximately $50.8 million in cash and cash equivalents on the Company’s balance sheet as of March 26, 2020. In accordance with the terms of the ABL Credit Agreement, the Company may in the future use proceeds from the Borrowing for working capital, general corporate or other purposes permitted thereunder.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Crush Inc.

Date:	March 27, 2020	By:	/s/ Mark C. Skolos
Mark C. Skolos
General Counsel, Chief Compliance Officer and Secretary